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                                                                   Exhibit 10.11

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[LOGO] CREDIT LYONNAIS SECURITIES (USA) INC.
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                           U.S.I. Holdings Corporation
EQUITY DIVISION               50 California Street
                      San Francisco, California 94111-4796

December 21, 2001

Credit Lyonnais Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019

                    Letter Agreement
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Ladies and Gentlemen:

          We hereby agree as follows:

          1. Right of First Refusal. In the event that we engage any person or
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entity to act as an underwriter, initial purchaser or in a similar role in connection with an initial public offering ("IPO") pursuant to which we offer any equity securities or securities convertible or exchangeable for equity securities ("Securities"), we will upon the engagement of such person or entity offer to you the right to act as a co-managing underwriter of such offering. Such offer shall be made by written notice (the "Notice"), which shall describe in reasonable detail the terms of the IPO. You shall have the right, within 30 business days of receipt of the Notice, to elect in writing to act as co-managing underwriter.

          2. Compensation. In the event that you elect to act as a co-managing
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underwriter in an IPO, we will pay to you upon issuance in an IPO of any
Securities an initial purchase or underwriting commission, or at our option we will grant to you an underwriting discount, in each case in an amount usual and customary for the type of Securities issued on the date of the issuance thereof, provided that in any event the aggregate amount thereof shall not be less than five percent (5%) of the aggregate amount payable to all managing underwriters of the IPO (including but not limited to amounts payable via grant of an underwriting discount). We will pay out-of-pocket expenses (including reasonable legal expenses) incurred by you and your affiliates in connection with your acting as co-managing underwriter of the IPO, whether or not any Securities are issued; except that, notwithstanding the foregoing, we will not pay out-of-pocket expenses (including legal fees) incurred by the underwriters of the IPO (including those incurred by you and your affiliates in your capacity as a co-managing underwriter of the IPO) in connection with the IPO other than as contemplated by the terms of the underwriting agreement entered into connection therewith.

          3. Notice. Any notice to be given under this letter agreement shall be
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in writing and delivered by (i) hand, (ii) mailed by registered or certified first-class mail, return receipt requested, postage prepaid, (iii) facsimile or
(iv) overnight courier (with proof of delivery requested), and shall be deemed given when received. Notices shall be addressed to a party hereto at its respective address below (or such other address as designated in writing delivered pursuant to this Section):

   Credit Lyonnais Building, 1301 Avenue of the Americas, New York, New York 10019-6022 Telephone: (212) 408-5700, Fax: (212) 261-2500, Telex: 6721074

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[LOGO]

     If to us:

          U.S.I. Holdings Corporation
          50 California Street
          San Francisco, CA 94111-4796
          Attention: Mr. Bernard H. Mizel
          Facsimile: 415 837 1654

     If to you:

          Credit Lyonnais Securities (USA) Inc.
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Mr. Jeffrey Posner
          Facsimile: 212 261 2516

          4. Miscellaneous. Nothing herein shall constitute an agreement by you
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to act as an underwriter or in any other capacity in connection with an IPO or with respect to the issuance of any Securities, or an agreement by you to provide a firm commitment underwriting, which commitment or agreement we understand would be the subject of a separate underwriting agreement to which you and we are parties.

          We acknowledge that the rights and obligations that we and our affiliates have under any credit or other agreement with you or your affiliates that currently or hereafter may exist are, and shall forever be, separate and distinct from the rights and obligations of the parties pursuant hereto, and that none of such rights and obligations under such other agreements shall be affected by this agreement or the transactions contemplated hereunder. All amounts payable pursuant hereto shall be payable in immediately available funds and shall not in any event be refundable or creditable against any other amount paid or payable to us or by us or any of our affiliates under such other agreements. The term "affiliate" as used herein means, with respect to any party, any entity directly or indirectly controlled by, or controlling or under common control with, such party.

          This letter agreement shall be governed by, and construed in accordance with the laws of the State of New York as applied to contracts made and performed within such state, without giving effect to the principles of conflicts of laws thereof. To the fullest extent permitted by applicable law, each of you and we does hereby irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this letter agreement and does irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of you and we does hereby waive, to the fullest extent permitted by applicable law, trial by jury, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of you and we does hereby irrevocably consent to service of process in any action or proceeding by mailing copies of such process to it at its address set forth in Section 3.

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          This letter agreement contains the entire understanding of the parties relating to the agreement set forth herein and transactions contemplated hereby, superseding all prior agreements, understandings and negotiations with respect thereto. This letter agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors and permitted assigns, and may not be amended except in a writing signed by both parties hereto. This letter agreement may be executed in counterparts, each of which shall be an original, but all of such counterparts shall constitute one and the same instrument.

          If the foregoing is acceptable to you, please so indicate by signing in the space provided and returning a signed copy of this letter agreement to us for our records.

                                 Very truly yours,

                                 U.S.I. HOLDINGS CORPORATION


                                 By: /s/ Bernard H. Mizel
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                                     Name: Bernard H. Mizel
                                     Title: Chairman and Chief Executive Officer

Agreed to and accepted as of
the date first above written:

CREDIT LYONNAIS SECURITIES (USA) INC.


By: /s/ Jeffrey Posner
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    Name: Jeffrey Posner
    Title: Managing Director

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